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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the YouthStream Media Networks, Inc. 2000 Stock Incentive Plan of our report dated August 30, 1999, with respect to the consolidated financial statements of Network Event Theater, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission and incorporated by reference in YouthStream Media Networks, Inc.'s Registration Statement (Form S-4 No. 333-95201) filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP



New York, New York
March 3, 2000